Exhibit 99.1

For Immediate Release
Nov. 2, 2012
PNM Resources Reports Third Quarter Results
Company narrows 2012 ongoing earnings guidance range
Conference call scheduled for 11 a.m. Eastern today
THIRD QUARTER SUMMARY(1)

•	GAAP (generally accepted accounting principles) earnings of $0.72 per diluted share, compared with $0.48 per diluted share in 2011

•	Ongoing earnings of $0.69 per diluted share, compared with $0.61 per diluted share in 2011
YEAR-TO-DATE SUMMARY(1)

•	GAAP earnings of $1.20 per diluted share, compared with $0.70 per diluted share in 2011

•	Ongoing earnings of $1.18 per diluted share, compared with $0.85 per diluted share in 2011
(ALBUQUERQUE, N.M.) - PNM Resources (NYSE: PNM) today reported unaudited 2012 third quarter consolidated GAAP earnings of $57.9 million, or $0.72 per diluted share, compared with $43.7 million, or $0.48 per diluted share, in 2011.

Quarterly unaudited consolidated ongoing earnings were $55.1 million, or $0.69 per diluted share, compared with $56.0 million, or $0.61 per diluted share, in 2011. Reconciliations of GAAP to non-GAAP measures such as ongoing earnings are shown on the attached schedules 1 through 4.

“One year since our return to a regulated utility model, we are continuing to see the benefits of our focus on achieving strong results at PNM and TNMP,” said Pat Collawn, PNM Resources chairman, president and CEO. “Both companies are benefiting from rate structures that keep better pace with investments made to serve customers and continued process improvement efforts to keep our operating expenses low. We made additional progress in the past quarter toward recovery of investments at PNM with the implementation of a rate rider for renewable energy.”

Quarterly financial materials are available at http://www.pnmresources.com/investors/results.cfm.
YEAR-TO-DATE RESULTS
For the first nine months of 2012, PNM Resources reported unaudited consolidated GAAP earnings of $96.5 million, or $1.20 per diluted share, compared with $64.4 million, or $0.70 per diluted share, in 2011. Unaudited consolidated ongoing earnings for the first nine months of 2012 were $95.1 million, or $1.18 per diluted share, compared with $78.0 million, or $0.85 per diluted share, in 2011.

(1) 2011 quarterly and year-to-date consolidated ongoing earnings included the contributions of the company's former competitive businesses, First Choice Power and Optim Energy. 2011 GAAP earnings included First Choice Power, but Optim Energy had no impact on GAAP results.

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PNM Resources Reports Q3 Earnings            11-2-12                 p. 2 of 3

SEGMENT REPORTING OF 2012 THIRD QUARTER EARNINGS
PNM - a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•
PNM reported ongoing earnings of $48.7 million, or $0.61 per diluted share, compared with $41.7 million, or $0.45 per diluted share, in 2011. GAAP earnings were $50.8 million, or $0.63 per diluted share, compared with $38.3 million, or $0.42 per diluted share, during the same period in 2011.

•
Primary drivers for improved earnings per diluted share were the implementation of higher retail and FERC generation rates, O&M cost savings and PNM Resources' recapitalization of the business through repurchase of outstanding equity securities. The recapitalization was accomplished with proceeds from the company's exit from its competitive businesses. Primary factors that negatively affected performance were cooler weather compared to last year, lower market prices for Palo Verde Nuclear Generating Station Unit 3 and higher interest expense from the issuance of long-term debt in late 2011. Year-to-date load growth has been neutral relative to 2011.

TNMP - an electric transmission and distribution utility in Texas.

•
TNMP reported ongoing and GAAP earnings of $9.1 million, or $0.11 per diluted share, compared with ongoing earnings of $9.0 million and GAAP earnings of $8.9 million, or $0.10 per diluted share in 2011.

•
Strong load growth was offset by weather that was cooler than last year's record-breaking heat. PNM Resources' purchase of outstanding equity securities following its exit from its competitive businesses improved earnings per diluted share at TNMP.

Corporate/Other - a segment that reflects costs at the PNM Resources holding company, mainly comprised of interest expense.

•
Corporate/Other reported ongoing losses of $2.7 million, or $0.03 per diluted share, and GAAP losses of $2.0 million, or $0.02 per diluted share, compared with 2011 ongoing losses of $2.7 million, or $0.02 per diluted share, and GAAP losses of $4.1 million, or $0.05 per diluted share.

•	The repurchase of long-term debt in late 2011 in connection with the recapitalization of the utility businesses decreased interest expense and improved performance.
2012 ONGOING EARNINGS GUIDANCE RANGE TIGHTENED
PNM Resources today narrowed its 2012 consolidated ongoing earnings range to $1.26 and $1.32 per diluted share. The previous range was $1.20 to $1.32 per diluted share. The company intends to provide guidance for 2013 on Dec. 7, 2012.
THIRD QUARTER EARNINGS CALL: 11 A.M. EASTERN TODAY
PNM Resources will discuss third quarter earnings results, financial forecasts and other relevant company matters during a live conference call and Web cast today at 11 a.m. Eastern. Speaking on the call will be Pat Collawn, PNM Resources chairman, president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

A live Web cast of the call will be archived at http://www.pnmresources.com/investors/events.cfm. Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

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PNM Resources Reports Q3 Earnings            11-2-12                     p. 3 of 3

Investors and analysts can participate in the live conference call by dialing (877) 377-7098 or (631) 291-4547 (international calls) and referencing “the PNM Resources third-quarter earnings conference call.” A telephone replay will be available at 2 p.m. Eastern until midnight Nov. 16 by dialing (855) 859-2056 or (404) 537-3406 and using conference ID 33459547. Supporting material for PNM Resources' earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2011 consolidated operating revenues of $1.3 billion, excluding First Choice Power. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,530 megawatts of generation capacity and serves electricity to more than 738,000 homes and businesses in New Mexico and Texas. For more information, visit the company's Web site at www.PNMResources.com.

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CONTACTS:
Analysts                        Media
Jimmie Blotter                    Valerie Smith
(505) 241-2227                    (505) 241-2892

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources' (“PNMR”), Public Service Company of New Mexico's (“PNM”), or Texas-New Mexico Power Company's (“TNMP”) (collectively, the “Company”) expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company's Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which are specifically incorporated by reference herein.

Non-GAAP Financial Measures
The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (GAAP). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company's calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Management is generally not able to estimate the impact of the reconciling items between ongoing earnings guidance and forecasted GAAP earnings, nor their probable impact on GAAP earnings; therefore, management is generally not able to provide a corresponding GAAP equivalent for earnings guidance.

PNM Resources
Schedule 1
Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	PNM Electric	TNMP Electric	Corporate and Other	Consolidated
	(in thousands)
Three Months Ended September 30, 2012
GAAP Net Earnings (Loss) Attributable to PNMR:	$50,779	$9,084	$(1,999)	$57,864
Adjusting items, net of income tax effects
Building consolidation	144	42	—	186
Gain on sale of First Choice	—	—	(651)	(651)
Mark-to-market impact of economic hedges	662	—	—	662
Net change in unrealized impairments of NDT securities	(2,769)	—	—	(2,769)
Process improvement initiatives	(145)	(43)	—	(188)
Total Adjustments	(2,108)	(1)	(651)	(2,760)
Ongoing Earnings (Loss)	$48,671	$9,083	$(2,650)	$55,104

Nine Months Ended September 30, 2012
GAAP Net Earnings (Loss) Attributable to PNMR:	$85,211	$20,113	$(8,868)	$96,456
Adjusting items, net of income tax effects
Building consolidation	144	42	—	186
Gain on sale of First Choice	—	—	(651)	(651)
Mark-to-market impact of economic hedges	1,858	—	—	1,858
Net change in unrealized impairments of NDT securities	(3,263)	—	—	(3,263)
Process improvement initiatives	427	124	—	551
Total Adjustments	(834)	166	(651)	(1,319)
Ongoing Earnings (Loss)	$84,377	$20,279	$(9,519)	$95,137

Income tax effects calculated using tax rates of 35.00% for TNMP and 39.59% for all other segments unless otherwise noted

PNM Resources
Schedule 2
Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	PNM Electric	TNMP Electric	First Choice	Optim Energy (50%)(2)	Corporate and Other	Consolidated
	(in thousands)
Three Months Ended September 30, 2011
GAAP Net Earnings (Loss) Attributable to PNMR:	$38,329	$8,868	$613	$—	$(4,148)	$43,662
Adjusting items, net of income tax effects(1)
Mark-to-market impact of economic hedges	(1,612)	—	2,443	(283)	—	548
Net change in unrealized impairments of NDT securities	3,058	—	—	—	—	3,058
Process improvement initiatives	463	159	29	—	—	651
Strategic alternatives - competitive businesses	—	—	—	—	1,461	1,461
New Mexico gross receipts tax adjustments	1,471	—	—	—	—	1,471
Equity in net earnings (loss) of Optim Energy	—	—	—	5,154	—	5,154
Total Adjustments	3,380	159	2,472	4,871	1,461	12,343
Ongoing Earnings (Loss)	$41,709	$9,027	$3,085	$4,871	$(2,687)	$56,005

Nine Months Ended September 30, 2011
GAAP Net Earnings (Loss) Attributable to PNMR:	$40,474	$17,134	$20,721	$—	$(13,963)	$64,366
Adjusting items, net of income tax effects(1)
Mark-to-market impact of economic hedges	(2,488)	—	(1,125)	(1,078)	—	(4,691)
Net change in unrealized impairments of NDT securities	2,702	—	—	—	—	2,702
Process improvement initiatives	2,227	445	92	—	47	2,811
Regulatory disallowances	10,559	2,550	—	—	—	13,109
Strategic alternatives - competitive businesses	—	—	—	—	2,367	2,367
New Mexico gross receipts tax adjustments	1,471	—	—	—	—	1,471
Equity in net earnings (loss) of Optim Energy	—	—	—	(4,167)	—	(4,167)
Total Adjustments	14,471	2,995	(1,033)	(5,245)	2,414	13,602
Ongoing Earnings (Loss)	$54,945	$20,129	$19,688	$(5,245)	$(11,549)	$77,968

(1) Income tax effects calculated using tax rates of 35.65% for First Choice, 35.00% for TNMP and 39.59% for all other segments
(2) Optim Energy included through August 31, 2011

PNM Resources
Schedule 3
Reconciliation of Ongoing to GAAP Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM Electric	TNMP Electric	Corporate and Other	Consolidated
	(per diluted share)
Three Months Ended September 30, 2012
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.63	$0.11	$(0.02)	$0.72
Adjusting items
Building consolidation	—	—	—	—
Gain on sale of First Choice	—	—	(0.01)	(0.01)
Mark-to-market impact of economic hedges	0.01	—	—	0.01
Net change in unrealized impairments of NDT securities	(0.03)	—	—	(0.03)
Process improvement initiatives	—	—	—	—
Total Adjustments	(0.02)	—	(0.01)	(0.03)
Ongoing Earnings (Loss)	$0.61	$0.11	$(0.03)	$0.69
Average Diluted Shares Outstanding: 80,390,385

Nine Months Ended September 30, 2012
GAAP Net Earnings (Loss) Attributable to PNMR:	$1.06	$0.25	$(0.11)	$1.20
Adjusting items
Building consolidation	—	—	—	—
Gain on sale of First Choice	—	—	(0.01)	(0.01)
Mark-to-market impact of economic hedges	0.02	—	—	0.02
Net change in unrealized impairments of NDT securities	(0.04)	—	—	(0.04)
Process improvement initiatives	0.01	—	—	0.01
Total Adjustments	(0.01)	—	(0.01)	(0.02)
Ongoing Earnings (Loss)	$1.05	$0.25	$(0.12)	$1.18
Average Diluted Shares Outstanding: 80,410,479

PNM Resources
Schedule 4
Reconciliation of Ongoing to GAAP Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM Electric	TNMP Electric	First Choice	Optim Energy (50%)*	Corporate and Other	Consolidated
	(per diluted share)
Three Months Ended September 30, 2011
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.42	$0.10	$0.01	$—	$(0.05)	$0.48
Adjusting items
Mark-to-market impact of economic hedges	(0.02)	—	0.02	—	—	—
Net change in unrealized impairments of NDT securities	0.03	—	—	—	—	0.03
Process improvement initiatives	0.01	—	—	—	—	0.01
Strategic alternatives - competitive businesses	—	—	—	—	0.03	0.03
New Mexico gross receipts tax adjustments	0.01	—	—	—	—	0.01
Equity in net earnings (loss) of Optim Energy	—	—	—	0.05	—	0.05
Total Adjustments	0.03	—	0.02	0.05	0.03	0.13
Ongoing Earnings (Loss)	$0.45	$0.10	$0.03	$0.05	$(0.02)	$0.61
Average Diluted Shares Outstanding: 91,742,267

Nine Months Ended September 30, 2011
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.44	$0.19	$0.22	$—	$(0.15)	$0.70
Adjusting items
Mark-to-market impact of economic hedges	(0.03)	—	(0.01)	(0.01)	—	(0.05)
Net change in unrealized impairments of NDT securities	0.03	—	—	—	—	0.03
Process improvement initiatives	0.03	—	—	—	—	0.03
Regulatory disallowances	0.12	0.03	—	—	—	0.15
Strategic alternatives - competitive businesses	—	—	—	—	0.03	0.03
New Mexico gross receipts tax adjustments	0.01	—	—	—	—	0.01
Equity in net earnings (loss) of Optim Energy	—	—	—	(0.05)	—	(0.05)
Total Adjustments	0.16	0.03	(0.01)	(0.06)	0.03	0.15
Ongoing Earnings (Loss)	$0.60	$0.22	$0.21	$(0.06)	$(0.12)	$0.85
Average Diluted Shares Outstanding: 91,980,853

* Optim Energy included through August 31, 2011